Designated Filer: Warburg Pincus X, LLC
Issuer & Ticker Symbol:   Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  January 29, 2009

                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES


WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:  Warburg Pincus X, L.P., its General Partner,
     By: Warburg Pincus X, LLC, its General Partner,
      By: Warburg Pincus Partners, LLC, its Sole Member,
        By: Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                                 Date:  January 30, 2009
   -----------------------------------------                  ------------------
   Name:   Scott A Arenare
   Title:  Partner



WARBURG PINCUS X PARTNERS, L.P.

By:  Warburg Pincus X, L.P., its General Partner,
   By:  Warburg Pincus X, LLC, its General Partner,
     By:  Warburg Pincus Partners, LLC, its Sole Member,
        By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                                 Date:  January 30, 2009
   -----------------------------------------                  ------------------
   Name:   Scott A Arenare
   Title:  Partner



WARBURG PINCUS X, L.P.

 By:  Warburg Pincus X, LLC, its General Partner,
    By:  Warburg Pincus Partners, LLC, its Sole Member,
     By:  Warburg Pincus & Co., its Managing Member



By: /s/ Scott A. Arenare                                 Date:  January 30, 2009
   -----------------------------------------                  ------------------
   Name:   Scott A Arenare
   Title:  Partner